UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Jason Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 East Wisconsin Avenue, Suite 2100

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 277-9445

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 24, 2014, Jason Industries, Inc. (the “Company”) engaged PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for periods subsequent to the Company’s acquisition of Jason Partners Holdings Inc. PwC was the independent registered public accounting firm of Jason Partners Holdings Inc. (“Jason”), which was acquired by the Company on June 30, 2014 in the previously announced business combination (the “Business Combination”) among Jason and JPHI Holdings Inc., a majority-owned subsidiary of the Company (“JPHI”) pursuant to the stock purchase agreement (the “Purchase Agreement”), dated as of March 16, 2014, by and among Jason, Jason Partners Holdings LLC (“Seller”), the registrant and JPHI, providing for the acquisition of all of the capital stock of Jason by JPHI.

During the period from May 31, 2013 (inception) to December 31, 2013, and through the subsequent interim period preceding PwC’s engagement, the Company did not consult with PwC on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K. In addition, PwC did not provide any written or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:	/s/ Stephen L. Cripe
Name:	Stephen L. Cripe
Title:	Chief Financial Officer

Date: July 28, 2014